EXHIBIT 10.3

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this "Agreement"), is made and entered into as of April 21, 2024 by and among micromobility.com, Inc. a Delaware corporation (the "Company"), YA II PN, Ltd. (the “Investor”) and Ortoli Rosenstadt LLP, as escrow agent (the "Escrow Agent").

WHEREAS, the Company and the Investor entered into a certain Standby Equity Purchase Agreement (the "SEPA") on the date hereof;

WHEREAS, on the date hereof the Company issued the Promissory Note to the Investor in exchange for proceeds of $2,750,000, of which $845,000 are to be placed into escrow pursuant to the Company Escrow Agreement (which Company Escrow Agreement is this Agreement); and

WHEREAS, the Escrow Agent has agreed to act as the escrow agent for purposes of this Agreement

NOW, THEREFORE, in consideration of the foregoing and the mutual and dependent covenants hereinafter set forth, the parties agree as follows:

1.	Defined Terms. All capitalized terms used in this Agreement but not otherwise defined herein are given the meanings set forth in the SEPA.
2.	Escrow Deposit.

(a) Deposit. In connection with the SEPA and the issuance of the Promissory Note, the Investor shall deposit $845,000 with the Escrow Agent (such amounts so deposited and as may be reduced from time to time in accordance with the terms of this Agreement (the “Escrow Funds”).

(b) Escrow Account. The Escrow Agent hereby agrees to hold the Escrow Funds in the following account, as Escrow Agent for the Company and the Investor (the "Escrow Account"), subject to the terms and conditions of this Agreement. The Escrow Funds shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party hereto. The Escrow Agent shall not distribute or release the Escrow Funds except in accordance with the express terms and conditions of this Agreement.

Bank:	City National Bank
Address:	400 Park Avenue, 2nd Floor
New York, NY 10022
ABA#	026 013 958
Swift Code:	CINAUS6L
Account Title:	Ortoli Rosenstadt LLP
Account No.:	682 022 779

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3.	Release of Escrow Funds.

(a) The Company acknowledges and agrees that prior to the date upon which the Investor notifies the Company and the Escrow Agent that the Bernheim Resolution has been entered into (which determination shall be made in the sole and exclusive discretion of the Investor, and such notice from the Investor shall be referred to herein as the “Investor Bernheim Notification”), the Escrow Funds shall be held for the benefit of the Investor.

(c) Upon written notice by the Investor to the Escrow Agent with a copy to the Company, which may be given by the Investor at any time or from time to time, the Escrow Agent shall release all or a portion of the Escrow Funds to the Investor as directed in any such notice (provided such notice shall not be provided prior to April 30, 2025).

(d) Prior to the Closing of the Business Combination, upon the receipt of joint written notice from the Company and the Investor, which may be given at any time and from time to time, the Escrow Agent shall release a portion of the Escrow Funds to the Company in accordance with any such notice.

(e) Upon the Closing of the Business Combination, the Escrow Agent shall release all remaining Escrow Funds to the Company.

4.	Termination. This Agreement shall terminate when all of the Escrow Funds have been distributed in accordance with this Agreement.

5.	Conditions to Escrow. The Escrow Agent agrees to hold the Escrow Funds and to perform in accordance with the terms and provisions of this Agreement. The Company and the Investor agree that the Escrow Agent does not assume any responsibility for the failure of the Company or the Investor to perform in accordance with the Promissory Note, the SEPA or this Agreement. The acceptance by the Escrow Agent of its responsibilities hereunder is subject to the following terms and conditions, which the parties hereto agree shall govern and control with respect to the Escrow Agent's rights, duties, liabilities and immunities:

(a) The Escrow Agent shall have only those duties as are specifically provided herein, which shall be deemed purely ministerial in nature, and shall under no circumstance be deemed a fiduciary for any of the other parties to this Agreement. The Escrow Agent shall not be required to take any action hereunder involving any expense unless the payment of such expense is made or provided for in a manner reasonably satisfactory to it.

(b) The Escrow Agent shall be protected in acting upon any written notice, consent, receipt or other paper or document furnished to it, not only as to its due execution and validity and effectiveness of its provisions, but also as to the truth and accuracy of any information therein contained, which the Escrow Agent in good faith believes to be genuine and what it purports to be. Should it be necessary for the Escrow Agent to act upon any instructions, directions, documents or instruments issued or signed by or on behalf of any corporation, fiduciary or individual acting on behalf of another party hereto, which the Escrow Agent in good faith believes to be genuine, it shall not be necessary for the Escrow Agent to inquire into such corporation’s, fiduciary's or individual's authority.

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(c) The Escrow Agent shall not be liable for any error of judgment or for any act done or step taken or omitted by it in good faith, or for anything which it may do or refrain from doing in connection herewith, except for its own gross negligence or willful misconduct.

(d) The Escrow Agent may consult with, and obtain advice from, legal counsel in the event of any question as to any of the provisions hereof or the duties hereunder, and it shall incur no liability and shall be fully protected in acting in good faith in accordance with the opinion and instructions of such counsel. The reasonable and documented costs of such counsel's services shall be paid to the Escrow Agent in accordance with this Agreement.

(e) The Escrow Agent shall neither be responsible for, nor chargeable with knowledge of, the terms and conditions of any other agreement, instrument or document between the other parties hereto, including, without limitation, the SEPA. This Agreement sets forth all matters pertinent to the escrow contemplated hereunder, and no additional obligations of the Escrow Agent shall be inferred from the terms of this Agreement or any other agreement, instrument or document.

(f) In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from the Investor or the Company which, in its opinion, conflict with any of the provisions of this Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held in escrow until it shall be directed otherwise in writing jointly by the Investor and the Company or by a final and non-appealable order of a court of competent jurisdiction. The Escrow Agent shall have the option, after 30 days' notice to the Investor and the Company of its intention to do so, to file an action in interpleader requiring the Investor and the Company to answer and litigate any claims and rights among themselves.

(g) Any corporation or association into which the Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer its escrow business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which it is a party, shall be and become the successor escrow agent hereunder and vested with all of the title to the whole property or trust estate and all of the trusts, powers, immunities, privileges, protections and all other matters as was its predecessor, without the execution or filing of any instrument or any further act, deed or conveyance on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

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(h) The Investor’s waiver of any conflict of interest claim against the Escrow Agent for legal and advisory services that is has provided, and is providing, to the Company (which waiver the Investor acknowledges by entry into this Agreement).

6.	Resignation and Removal of Escrow Agent.

(a) The Escrow Agent reserves the right to resign at any time by giving 30 days written notice of resignation, specifying the effective date thereof. On the effective date of such resignation, the Escrow Agent shall deliver this Agreement together with the Escrow Funds and any and all related instruments or documents to any successor escrow agent agreeable to the Investor and the Company. If a successor escrow agent has not been appointed and has not accepted such appointment prior to the expiration of 15 days following the date of the notice of such resignation, the Escrow Agent may, but shall not be obligated to, apply to a court of competent jurisdiction for the appointment of a successor Escrow Agent. Any such resulting appointment shall be binding upon all of the parties to this Agreement. Notwithstanding anything to the contrary in the foregoing, the Escrow Agent or any successor escrow agent shall continue to act as Escrow Agent until a successor is appointed and qualified to act as Escrow Agent.

(b) The Escrow Agent may be removed (with or without cause) and a new escrow agent may be appointed upon mutual agreement of the Investor and the Company. In such event, the Investor and the Company shall deliver joint written notice to the Escrow Agent of such removal together with joint written instructions authorizing delivery of this Agreement together with the Escrow Funds and any and all related instruments or documents to a successor escrow agent.

(c) Upon delivery of the Escrow Funds to a successor escrow agent in accordance with this Section, the Escrow Agent shall thereafter be discharged from any further obligations hereunder. All power, authority, duties and obligations of the Escrow Agent shall apply to any successor escrow agent.

7.	Indemnification of Escrow Agent. the Investor and the Company shall jointly and severally indemnify and hold the Escrow Agent harmless from and against any liability, loss, damage or expense (including, without limitation, reasonable and documented attorneys' fees) that the Escrow Agent may incur in connection with this Agreement and its performance hereunder or in connection herewith, except to the extent such liability, loss, damage or expense arises from its willful misconduct or gross negligence. The indemnification provided for under this Section shall be allocated and paid in the same manner as fees and expenses under this Agreement and shall survive the termination of this Agreement and the resignation or removal of the Escrow Agent.

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8.	Force Majeure. No party shall be liable or responsible to the other parties, nor be deemed to have defaulted under or breached this Agreement, for any failure or delay in fulfilling or performing any term of this Agreement, when and to the extent such failure or delay is caused by or results from acts beyond the affected party's reasonable control ("Force Majeure Events"), including, without limitation: (a) acts of God; (b) flood, fire or explosion; (c) war, invasion, riot or other civil unrest; (d) government order or law; (e) actions, embargoes or blockades in effect on or after the date of this Agreement; (f) action by any governmental authority; (g) national or regional emergency; and (h) strikes, labor stoppages or slowdowns or other industrial disturbances. The party suffering a Force Majeure Event shall give notice to the other party, stating the period of time the occurrence is expected to continue and shall use diligent efforts to end the failure or delay and ensure the effects of such Force Majeure Event are minimized.
9.	Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by an internationally recognized overnight courier (receipt requested) such as FedEx, UPS or DHL; (c) on the date sent by email of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid, provided that the delivery method under this Section 12(b) shall be applicable only to the extent that the delivery address is within the United States. Such communications must be sent to the respective parties at the addresses indicated below (or at such other address for a party as shall be specified in a notice given in accordance with this Section 12). Notwithstanding the above, in the case of communications delivered to the Escrow Agent whereby the Escrow Agent must act based on a specified number of days upon its receipt of such communication, if applicable, such communications shall be deemed to have been given on the date received by an officer of the Escrow Agent or any employee of the Escrow Agent who reports directly to any such officer at the above-referenced office.

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If to the Company:	Micromobility.com, Inc.
500 Broome St.,
New York, NY 1001315090
Attn: Gian Luca Spriano, CEO
Telephone: (917) 675-7157
E-mail: gianluca@micromobility.com

with a copy to:	Ortoli Rosenstadt LLP
Email: wsr@rollp.legal
Attention: William Rosenstadt

If to the Investor:	Yorkville Advisors Global, LP
1012 Springfield Avenue
Mountainside NJ 07021
Email: Legal@yorkvilleadvisors.com
Attention: David Fine

If to the Escrow Agent:	Ortoli Rosenstadt LLP
Email: wsr@rollp.legal
Attention: William Rosenstadt

13.	Successor and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party may assign any of its rights or obligations hereunder without the prior written consent of the other parties hereto, which consent shall not be unreasonably withheld or delayed. No assignment shall relieve the assigning party of any of its obligations hereunder.
14.	No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
15.	Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.
16.	Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.
17.	Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

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18.	Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction). Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby shall be exclusively instituted in the federal courts of the United States or the courts of the State of New York in each case located in the city of New York and County of New York, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of process, summons, notice or other document by mail to such party's address set forth herein shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.
19.	Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby. Each party to this Agreement certifies and acknowledges that (a) no representative of any other party has represented, expressly or otherwise, that such other party would not seek to enforce the foregoing waiver in the event of a legal action, (b) such party has considered the implications of this waiver, (c) such party makes this waiver voluntarily, and (d) such party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 20.
20.	Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement on the date first written above.

YA II PN, LTD.

By
Name:
Title:

micromobility.com, Inc.

By
Name:	Gian Luca Spriano
Title:	CEO

Ortoli Rosenstadt LLP

By
Name:
Title:

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